Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-77682, 33-53726, 333-02948, 333-57965, 333-37168, 333-106062, and 333-106064 on Form S-8, 333-65555, 333-66943, and 333-122084 on Form S-3, and 333-31618 on Form S-4, of our report dated March 13, 2006 relating to the financial statements of Premier Boxboard Limited, LLC, appearing in the Annual Report on Form 10-K of Caraustar Industries, Inc. and subsidiaries for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 13, 2006